EXHIBIT 99.1


      FOR IMMEDIATE RELEASE

      Nancy Macenko
      Vice President External Affairs
      856-566-4026

      Jim Harrison
      Vice President Investor Relations
      856-346-8207
      www.amwater.com



             AMERICAN WATER WORKS TO ACQUIRE AZURIX NORTH AMERICA
           Agreement Positions American Water as a Premier Provider
               of Integrated Water Resource Management Services

         VOORHEES, NJ - August 6, 2001 -- American Water Works (NYSE:AWK) announced today that it had entered into an agreement to acquire Azurix North America Corp.

         The transaction positions American Water Works Company as a premier provider of water resource management services in North America while expanding its existing core capabilities to include a full menu of water and wastewater management services. The acquisition strengthens American Water's existing geographical position and expands the Company's presence into the southeastern and northwestern United States and three Canadian provinces.

         Azurix North America is a wholly-owned subsidiary of Azurix Corp. and provides a range of water and wastewater services, including operations and maintenance, engineering, carbon regeneration, underground infrastructure rehabilitation and residuals management. It has annual revenues of about US$157 million and 1,050 employees and operates facilities serving an end-user population of approximately 2 million people across North America.

         "Azurix North America is a strategically significant acquisition that will enable us to offer a comprehensive portfolio of quality water management services to municipal and industrial customers. The transaction is a logical step in our transition from a regulated water utility to a full service water resource manager," said J. James Barr, President and CEO of American Water.

           "The combination of Azurix North America with American Water will result in a stronger water resource team that is poised to deliver best-in-class products and services throughout North America. This acquisition will strengthen our relationships with existing customers while offering a broader range of services to new customers," said Jorge Carrasco, President of American Water Services.

         The acquisition, after accounting for initial transition costs, is expected to be accretive to American Water's earnings per share and cash flow in its first full year.

         Goldman, Sachs & Co. acted as exclusive financial advisor to American Water.


About American Water

With annual revenues of $1.4 billion, American Water Works Company is the nation's largest publicly traded enterprise devoted exclusively to the water and wastewater business. Its 5,000 associates provide water, wastewater and other water resource management services to more than 10 million people in more than 1,300 communities throughout the U.S. More information can be found on the Web at www.amwater.com.


         Forward looking statements in this report, including, without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include, among others, the following: the success of pending applications for rate increases, inability to obtain, or to meet conditions imposed for, regulatory approval of pending acquisitions, weather conditions that tend to extremes of temperature or duration; availability, terms and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with governmental regulations, particularly those affecting the environment and water quality; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; changes in business strategy or plans; quality of management; general economic and business conditions; and other factors described in filings of the Company with the SEC. The Company undertakes no obligation to publicly update or revise any forward looking statement, whether as a result of new information, future events or otherwise.